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                                                                    EXHIBIT 99.1


                       GREYSTONE TECHNOLOGY, INCORPORATED
                             4950 Murphy Canyon Rd.
                          San Diego, California 92123


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
MEETING OF STOCKHOLDERS,               , 1999.


   KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of GreyStone Technology, Incorporated, a California corporation (the "Company"), do hereby nominate, constitute, and appoint Richard A. Smith, Thomas D. Aldern, Jon Reynolds, or any of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common
Stock of the Company standing in my name on its books on         1999, at the
Special Meeting of its Stockholders to be held on           1999 at the offices
of GreyStone Technology, Incorporated, 4950 Murphy Canyon Rd., San Diego, California 92123, at 9:00 a.m., local time, and at any and all postponements or adjournments thereof.


(1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of August 11, 1997, as of on October 1, 1999 (the "Merger Agreement"), among Express Capital Concepts, Inc., Express Capital Acquisition Corp., GreyStone Technology, Incorporated, and Earnest Mathis, Jr. This merger agreement provides for the merger of the Company with a subsidiary of Express Capital Concepts, Inc. Holders of GreyStone Technology common stock and options exercisable for GreyStone Technology common stock will be entitled to receive shares of Express Capital Concepts common stock and warrants exercisable for Express Capital Concepts common stock in exchange for all of these GreyStone Technology securities.


               FOR [   ]       AGAINST [   ]       ABSTAIN [   ]


(2) In their discretion, to transact any other business that may properly come before the Special Meeting.



ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

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The undersigned acknowledges receipt of the Notice of Special Meeting and a proxy statement/prospectus, and revokes all prior Proxies for said meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.


                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Signature if jointly held

                                                       DATED: ___________, 1999


                                                       Please sign exactly as
                                                       your name appears hereon.
                                                       When shares are held by
                                                       joint tenants, both
                                                       should sign. When signing
                                                       as attorney, executor,
                                                       administrator, trustee,
                                                       or guardian, please give
                                                       full title as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       president or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by
                                                       authorized person. Make
                                                       sure that the name on
                                                       your stock certificate(s)
                                                       is exactly as you
                                                       indicate above. Please
                                                       mark, sign, date and
                                                       return this Proxy Card
                                                       promptly using the
                                                       enclosed self-addressed,
                                                       postage prepaid envelope.